UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2007

IMS HEALTH INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14049	06-1506026
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

901 Main Avenue, Norwalk, Connecticut  06851
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 845-5200

1499 Post Road, Fairfield, Connecticut  06824
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 13, 2007, the Human Resources Committee and the Board of Directors of IMS Health Incorporated (the “Company”) approved changes to the compensation of three executive officers following their recent promotions.

The executive officers affected by these actions are Gilles V.J. Pajot, who was promoted to the position of Executive Vice President and Chief Operating Officer of the Company on January 18, 2007, and Leslye G. Katz, promoted to the position of Senior Vice President and Chief Financial Officer of the Company on January 22, 2007, and Harshan Bhangdia, promoted to the position of Vice President and Controller of the Company on January 22, 2007.

The changes to the compensation of these executive officers resulting in whole or in part from their promotions were as follows:

•                  Mr. Pajot’s salary for 2007 was increased to $725,000, with a target annual incentive opportunity of $600,000.  Under our PERS program, he will have the opportunity to earn restricted stock units with a value (determined at the end of 2007) equal to the value of the annual incentive award earned.

•                  The Company has granted to Ms. Katz 8,573 restricted stock units in recognition of her promotion; these vest in four equal installments, subject to accelerated vesting on the same basis as other restricted stock units granted to senior executives.  In addition, the Company will alter the terms of Ms. Katz’s participation in the Defined Contribution — Executive Retirement Plan (“DC-ERP”) to provide for Company contributions that in effect give credit for her service between September 21, 2001 and December 31, 2006.  This will be implemented by the Company making annual contributions to her individual account under the DC-ERP equal to 19% of her compensation (as defined in the DC-ERP) during her employment over the next ten years.  Ms. Katz will participate in our PERS program, which will give her the opportunity to earn restricted stock units with a value (determined at the end of 2007) equal to the value of her annual incentive award earned for 2007 (her annual incentive for 2007 was discussed in our Form 8-K filed with the Securities and Exchange Commission on January 24, 2007).

•                  Mr. Bhangdia’s salary for 2007 was increased to $240,000, with a target annual incentive opportunity of $120,000.

Under the annual incentive and PERS programs, participants have the opportunity to earn from zero up to 200% of the target award for performance that substantially exceeds the target levels of performance. The terms of the programs and awards referenced above are expected to be consistent with the terms of such programs and awards under those programs as in effect in 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH INCORPORATED

Date: February 20, 2007	By:	/s/ Robert H. Steinfeld
Robert H. Steinfeld
Senior Vice President, General Counsel and Corporate Secretary